CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                (405)848-8000, EXT. 232

FOR IMMEDIATE RELEASE                TOM PRICE, JR.,VICE PRESIDENT-
DECEMBER 5, 1997                         CORPORATE DEVELOPMENT
                                        (405)848-8000, EXT. 257


              CHESAPEAKE ENERGY CORPORATION ANNOUNCES SUCCESSFUL
                        LOUISIANA TUSCALOOSA COMPLETION

OKLAHOMA CITY, OKLAHOMA, DECEMBER 5, 1997 -- Chesapeake Energy Corporation (NYSE:CHK) today announced the successful completion of the Merrick Estate #1, located in the Judge Digby Field in Point Coupee Parish, Louisiana. This Tuscaloosa well, completed on November 12, 1997, is currently producing at a rate of 84 barrels of oil (BO), 14.8 million cubic feet of natural gas (MMCFE), and 67 barrels of water (BW), with approximately 10,000 pounds of flowing tubing pressure on a variable sized choke.

The Merrick Estate was drilled to a total depth of 21,756 feet and completed in the interval between 20,616' and 20,654'. Within this 38 foot gross sand package, 29 feet of net pay of greater than 12% porosity was found, with average porosity of 18.5% within this interval. Through November 30, this well had produced a cumulative 1,474 BO, 228,272 MMCFE, and 972 BW. Chesapeake owns a 16.82% working interest and 13.04% net revenue interest in this well. Amoco Production Company owns the remainder of the working interest in this well and is the operator. The Merrick Estate is the company's second Tuscaloosa success with one well plugged and abandoned.

Chesapeake's Chairman and CEO, Aubrey K. McClendon, stated, "We are pleased to see continuing evidence of the success of 3-D seismic in the delineation of these high-potential fault blocks. This well, located between our recently completed 90 square mile Morganza 3-D seismic survey and our soon to be shot 45 square mile Irene 3-D project, provides compelling evidence of the success these new technologies can generate in finding previously untapped reservoirs."

Chesapeake owns 37,500 net acres within a 38,000 gross acre leasehold block in its Morganza prospect area, located northwest and on trend with the Judge Digby Field. Chesapeake has recently concluded its 3-D shoot over Morganza with interpretation expected to begin within the next week. With approximately one to two months to interpret and delineate optimal Tuscaloosa prospects, drilling is expected to begin by Spring 1998.

At Irene, Chesapeake's approximate 45 square mile 3-D seismic project located near Amoco's prolific Port Hudson Field, the company has concluded its permitting process and expects to complete the shooting phase by the end of 1997. Initial drilling efforts could begin during the second quarter of 1998. Chesapeake owns approximately 19,000 net acres of leasehold within the almost 21,000 acre lease block.

In additional Chesapeake Tuscaloosa activity, the company is currently drilling ahead at approximately 16,500' on its Peevy 71#1, located in the Comite Field in East Baton Rouge Parish, Louisiana. The company plans to drill this well to a total depth of 18,800 feet and expects to complete this well in the first quarter of 1998.

                                     ####

CHESAPEAKE ENERGY CORPORATION IS AN INDEPENDENT OIL AND NATURAL GAS PRODUCER HEADQUARTERED IN OKLAHOMA CITY WHICH SPECIALIZES IN UTILIZING ADVANCED SEISMIC, DRILLING AND COMPLETION TECHNOLOGIES TO DEVELOP NEW RESERVES OF OIL AND NATURAL GAS. THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING IN MAJOR ONSHORE PRODUCING AREAS OF THE UNITED STATES.

THE INFORMATION IN THIS RELEASE INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED ON ASSUMPTIONS THAT IN THE FUTURE MAY PROVE NOT TO HAVE BEEN ACCURATE. THOSE STATEMENTS, AND CHESAPEAKE ENERGY CORPORATION'S BUSINESS AND PROSPECTS, ARE SUBJECT TO A NUMBER OF RISKS, INCLUDING PRODUCTION VARIANCES FROM EXPECTATIONS, UNCERTAINTIES ABOUT ESTIMATES OF RESERVES, VOLATILITY OF OIL AND GAS PRICES, THE NEED TO DEVELOP AND REPLACE ITS RESERVES, THE SUBSTANTIAL CAPITAL EXPENDITURES REQUIRED TO FUND ITS OPERATIONS, ENVIRONMENTAL RISKS, DRILLING AND OPERATING RISKS, RISKS RELATED TO EXPLORATORY AND DEVELOPMENTAL DRILLING, COMPETITION, GOVERNMENT REGULATION, AND THE ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY. THESE AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S DOCUMENTS AND REPORTS THAT ARE AVAILABLE FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REPORT FILED ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997.